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                                                                    EXHIBIT 10.1


                                  U.S. BANCORP

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                    ARTICLE 1
                            ESTABLISHMENT AND PURPOSE

         1.1 Establishment. Effective June 15, 1995, U. S. Bancorp ("Bancorp") adopts the U. S. Bancorp 1995 Non-Employee Director Stock Option Plan (the "Plan").

         1.2 Purpose. The purpose of the Plan is to advance the interests of Bancorp by encouraging members of Bancorp's board of directors (the "Board") who are not employees of Bancorp or any of its subsidiaries ("Non-Employee Directors") to acquire a proprietary interest in Bancorp through the issuance of stock options. It is anticipated that the Plan will assist Bancorp in retaining Non-Employee Directors. Options granted under the Plan shall be nonqualified options which are not intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code. Options granted under the Plan will supplement other compensation for Non-Employee Directors.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1 Defined Terms. When used in the Plan, the following terms shall have the meaning specified below.

                  "Acquiring Person" shall mean any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Exchange Act; provided, however, that the

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         term Acquiring Person shall not include (i) Bancorp or any of its
         Subsidiaries, (ii) any employee benefit plan of Bancorp or any of its Subsidiaries, (iii) any entity holding voting capital stock of Bancorp for or pursuant to the terms of any such employee benefit plan, or (iv) any person or group solely because such person or group has voting power with respect to capital stock of Bancorp arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

                  "Adoption Date" shall mean June 15, 1995, the date this Plan was adopted by the Board.

                  "Bancorp" shall mean U.S. Bancorp, an Oregon corporation.

                  "Board" shall mean the Board of Directors of Bancorp.

                  "Change in Control" shall mean:

                           (1) A change in control of Bancorp of a nature that
                  would be required to be reported in response to Item 6(e) of
                  Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Acquiring Person hereafter becomes the "beneficial owner" (as defined in

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                  Rule 13d-3 under the Exchange Act), directly or indirectly, of
                  30 percent or more of the combined voting power of Bancorp Voting Securities; or

                           (2) During any period of 12 consecutive calendar
                  months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by Bancorp shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; or

                           (3) There shall be consummated (i) any consolidation
                  or merger of Bancorp in which Bancorp is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of Bancorp in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in

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                  one transaction or a series of related transactions) of all, or substantially all, of the assets of Bancorp, provided that any such consolidation, merger, sale, lease, exchange, or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a Change in Control; or

                           (4) Approval by the shareholders of Bancorp of any
                  plan or proposal for the liquidation or dissolution of Bancorp.

                  "Change in Control Date" shall mean the first date following a Grant Date on which a Change in Control has occurred.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

                  "Commencement Date" shall mean the date a Non-Employee Director first becomes a member of the Board.

                  "Committee" shall mean the Compensation Committee of the Board, or any successor committee.

                  "Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

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                 "Exchange Act" shall mean the Securities Exchange Act
         of 1934, as amended and in effect from time to time. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to the successor provisions to such section or rules.

                 "Fair Market Value" For all purposes of the Plan, the "Fair Market Value" of Shares on a particular day shall be determined without regard to any restrictions (other than a restriction which, by its terms, will never lapse) and shall mean:

                          (1) The low sale price as reported for that day in
                 The Wall Street Journal by the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ); or

                          (2) If the low sale price is not reported in The
                 Wall Street Journal for that day, the low sale price quoted by NASDAQ for that day.


                  If no sale price is reported in The Wall Street Journal or quoted by NASDAQ for that day, the low sale price reported or quoted for the immediately preceding day on which it was reported or quoted shall be used.

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                  "Grant Date" shall mean the date on which an Option is granted under the Plan.

                  "Manager" shall mean the Manager of Bancorp's Human Resources Group.

                  "Non-Employee Director" shall mean a member of the Board who is not an employee of Bancorp or any Subsidiary.

                  "Option" shall mean an option granted to a Non-Employee Director under the Plan.


                  "Optionee" shall mean a Non-Employee Director who receives a grant of an Option pursuant to the Plan.

                  "1993 Plan" shall mean the previously adopted U. S. Bancorp 1993 Non-Employee Director Stock Option Plan.

                  "Plan" shall mean this U.S. Bancorp 1995 Non-Employee Director Stock Option Plan.

                  "Retirement" shall mean an Optionee's retirement from the Board by reason of attaining the maximum age for directors specified in the bylaws of Bancorp.

                  "Shares" shall mean the $5.00 par value common stock of Bancorp.

                  "Subsidiary" shall mean a "subsidiary corporation" of Bancorp as defined in Section 425(f) of the Code.

                  "Voting Securities" shall mean Bancorp's issued and outstanding securities ordinarily having the right to vote at elections for Bancorp's Board.

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         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine or feminine terminology when used in the Plan shall also include the opposite gender; and the definition of any term herein in the singular shall also include the plural, and vice versa.

                                    ARTICLE 3
                                   ELIGIBILITY

         The persons eligible to receive Options under the Plan are the individuals who become Non-Employee Directors of Bancorp after the Adoption Date.

                                    ARTICLE 4
                                 ADMINISTRATION

         4.1 General. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and interpret the provisions of the Plan and any Options granted hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination, decision, or action made in good faith with respect to the Plan or any Options under the Plan. The Committee may delegate any of such responsibilities to one or more agents and may retain advisors to advise it. No Optionee shall participate in the decision of any question relating exclusively to an Option granted to that Optionee.

         4.2 Rules and Interpretation. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and

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administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding on all parties.

         4.3 Records. The Committee shall have overall responsibility for keeping records and providing necessary communications to Optionees. The records of the Committee with respect to the Plan shall be conclusive and binding on all Optionees and all persons or entities claiming through or under them.

         4.4 Expenses. The cost of settling Options pursuant to this Plan and the expenses of administering the Plan shall be borne by Bancorp.

                                    ARTICLE 5
                            SHARES SUBJECT TO OPTIONS

         The stock subject to Options to be granted under this Plan shall be Shares, which may either be authorized and unissued Shares or reacquired Shares. The total number of Shares which may be issued pursuant to the exercise of Options granted under this Plan shall not exceed 25,000 Shares, or such greater number of Shares as is determined pursuant to an adjustment under Article 8. In the event any outstanding Options granted under the Plan are canceled or expire for any reason, the Shares covered by such Options shall become available for issuance under the Plan.

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                                    ARTICLE 6
                                     OPTIONS

         6.1 Grant of Options. Each person who first becomes a Non-Employee Director after the Adoption Date (and who had not been an employee of Bancorp or a Subsidiary at any time within the one-year period preceding such person's Commencement Date) shall be granted an Option to purchase 4,000 Shares effective the Commencement Date. If, and to the extent, Shares remain available for grants of options under the 1993 Plan, the new Non-Employee Director will first receive an option for up to 4,000 Shares under the 1993 Plan and, in addition, an Option under this Plan for the difference, if any, between 4,000 Shares and the number of Shares covered by the option under the 1993 Plan.

         6.2 Terms of Options. Each Option granted under the Plan shall have the following terms and conditions:

                  6.2.1 Price. The exercise price per Share of each Option shall be equal to 100 percent of the Fair Market Value of a Share as of the respective Grant Date.

                  6.2.2 Term. The term of each Option shall be unlimited unless terminated earlier in accordance with the Plan.

                  6.2.3 Time of Exercise. Unless an Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each Option may be exercised from time to time to purchase Shares

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         up to the following limits (based on years after the respective Grant
         Date):

                  (a) During the first year - none;

                  (b) During the second year - up to 50 percent of the total shares;

                  (c) During the third year - up to 80 percent of the total
            shares; and

                  (d) After the third year - 100 percent.

                 6.2.4 Continuation as Director. If an Optionee ceases to be a member of the Board for any reason, the right to exercise the Option shall expire at the end of the following periods:

                        After termination
                          on account of:                      Period
                        -----------------                     ------

                        death                                 1 year
                        Retirement                            5 years
                        Disability                            1 year
                        any other reason                      3 months

                 6.2.5 Acceleration of Exercisability. Notwithstanding the schedule provided in subsection 6.2.3, an Option shall become fully exercisable upon the occurrence of either:

                  (a) The Optionee's death or withdrawal from the Board by
            reason of Disability or Retirement; or

                  (b) A Change in Control Date.

                 6.2.6 Nonassignability. Each Option shall be nontransferable other than by will or by the laws of

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         descent and distribution and shall be exercisable, during the life of an Optionee, only by the Optionee or, in the event the Optionee becomes legally incompetent, by the Optionee's guardian or legal representative.

                 6.2.7 Option Agreement. Each Option shall be evidenced by an Option Agreement substantially in the form attached to this Plan as Appendix A.

                                    ARTICLE 7
                               METHOD OF EXERCISE

         7.1 Method of Exercise. Each Option may be exercised by delivery of written notice to Bancorp stating the number of Shares, form of payment, and proposed date of closing.

         7.2 Other Documents. The Optionee shall furnish Bancorp before closing such other documents or representations as Bancorp may require to assure compliance with applicable laws and regulations.

         7.3 Payment. The purchase price for the Shares purchased upon exercise of an Option shall be paid in full at or before closing by one or a combination of the following:

                 (a)  Payment in cash; or

                 (b) Delivery of previously acquired Shares having a Fair Market Value equal to the purchase price.

         7.4 Previously Acquired Shares. Delivery of previously acquired Shares in full or partial payment for the

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exercise of an Option shall be subject to the following conditions:

                 (a)  The Shares tendered shall be in good delivery form;

                 (b) The Fair Market Value of the Shares tendered, together with the amount of cash, if any, tendered shall equal or exceed the exercise price of the Option;

                 (c) Any Shares remaining after satisfying the payment for the Option shall be reissued in the same manner as the Shares tendered; and

                 (d) No fractional Shares will be issued and cash will not be paid to the Optionee for any fractional Share value not used to satisfy the Option purchase price.

                                    ARTICLE 8
                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of a recapitalization, stock split, stock dividend, combination or exchange of Shares, merger, consolidation, reorganization or liquidation, or any other change in the corporate structure or Shares of Bancorp, the Board may make such proportionate adjustments in the number and kind of shares for which Options may be granted under the Plan and, with respect to outstanding Options granted under the Plan, in the number and kind of shares covered thereby and in the exercise price, as the Board in its sole discretion may deem appropriate to give effect to such change in capitalization.

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                                    ARTICLE 9
                       DURATION, AMENDMENT AND TERMINATION

         9.1 Duration. The Plan shall become effective on the Adoption Date and shall continue until all Options granted under the Plan have been exercised or have lapsed or otherwise been terminated pursuant to the Plan. Expiration or other termination of the Plan shall not affect outstanding Options.

         9.2 Termination and Amendment of the Plan. The Board may terminate the Plan at any time, provided, however, that any such termination shall not affect any outstanding Options previously granted under the Plan. The Board may also make such modifications of the Plan and, with the consent of an Optionee, of the terms and conditions of any Option granted under the Plan, as it shall deem advisable. Notwithstanding the foregoing, the Plan shall not be amended more than once every six months other than amendments to comport with changes in the Code or the requirements of Rule 16b-3 under the Exchange Act.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Board Membership. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any Optionee any right to continue as a director of Bancorp or to interfere in any way with the right of the shareholders of Bancorp to remove a director at any time.

         10.2 Tax Reimbursement. Bancorp shall have the right, in connection with the exercise of an Option, to require the Optionee recipient to pay to Bancorp an amount sufficient to

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provide for any withholding tax liability imposed with respect to such exercise.

         10.3 Securities Laws. Bancorp shall not be required to distribute any Shares upon exercise of an Option until it shall have taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities laws.

         10.4 Applicable Law. To the extent that federal laws (such as the Code and the federal securities laws) do not otherwise control, the Plan shall be governed and construed in all respects in accordance with Oregon law.

         Executed and approved on behalf of Bancorp as of June 15, 1995.

                                                  U.S. BANCORP

                                                  By /s/ Judith L. Rice
                                                    ----------------------------
                                                    Judith L. Rice
                                                    Executive Vice President

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                                   APPENDIX A
                                OPTION AGREEMENT
                                    UNDER THE
                                  U.S. BANCORP
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                           DATED: _____________, 19__

U.S. Bancorp
an Oregon Corporation
Human Resources Group
555 S.W. Oak
Portland, Oregon 97204                                            ("Bancorp")

--------------------------

--------------------------

--------------------------                                      ("Optionee")

         Bancorp maintains the U.S. Bancorp 1995 Non-Employee Director Stock Option Plan (the "Plan"). A copy of the Plan is attached hereto as Exhibit A and is incorporated by reference in this Agreement. Capitalized terms not otherwise defined in this Agreement, have the meanings given them in the Plan.

         The Plan is administered by the Committee for the benefit of certain Non-Employee Directors of Bancorp.

         The parties agree as follows:

1.  Grant of Option

         Subject to the terms and conditions of this Agreement and the Plan, Bancorp grants to the Optionee a stock option (the "Option") only to purchase ______ Shares of Bancorp's common stock at $__________ per share.

2.  Terms of Option

         The Option shall be subject to all the terms and conditions set forth in the Plan.

3.  Conditions Precedent

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         Bancorp will use its best efforts to obtain approval of the Plan and the Option by any state or federal agency or authority that Bancorp determines has jurisdiction. If Bancorp determines that any required approval cannot be obtained, the Option shall terminate on notice to the Optionee to that effect.

4. Successorship

         Subject to restrictions on transferability set forth in the Plan, this Agreement shall be binding upon and benefit the parties, their successors and assigns.

5.  Notices

         Any notices under this Agreement shall be in writing and shall be effective when actually delivered personally or through Bancorp interoffice mail service, or, if mailed, when deposited as registered or certified mail directed to the address of Bancorp's records or to such other address as a party may certify by notice to the other party. Notices to Bancorp shall be sent to the Manager of the Human Resources Group at Bancorp's address.

                                                U.S. BANCORP

                                                By
                                                  ------------------------------
                                                  Judith L. Rice,
                                                  Executive Vice President


                                                OPTIONEE
                                                        ------------------------

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